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                                                                EXHIBIT 99B.6(a)

                         NICHOLAS APPLEGATE FUND, INC.

                            Distribution Agreement
                               (Class A Shares)
                               ----------------


          Agreement made as of June 10, 1991, and amended and restated as of August 1, 1994, between Nicholas Applegate Fund, Inc., a Maryland Corporation (the Fund) and Prudential Mutual Fund Distributors, Inc., a Delaware Corporation (the Distributor).

                                  WITNESSETH

          WHEREAS, the Fund is registered under the Investment Company Act of 1940, as amended (the Investment Company Act), as a diversified, open-end, management investment company and it is in the interest of the Fund to offer its Class A shares for sale continuously;

          WHEREAS, the Distributor is a broker-dealer registered under the Securities Exchange Act of 1934, as amended, and is engaged in the business of selling shares of registered investment companies either directly or through other broker-dealers;

          WHEREAS, the Fund and the Distributor wish to enter into an agreement with each other, with respect to the continuous offering of the Fund's Class A shares from and after the date hereof in order to promote the growth of the Fund and facilitate the distribution of its Class A shares; and

          WHEREAS, upon approval by the Class A shareholders of the Fund it is contemplated that the Fund will adopt a plan of distribution pursuant to Rule 12b-1 under the Investment Company Act (the Plan) authorizing payments by the Fund to the Distributor with respect to the distribution of Class A shares of the Fund and the maintenance of Class A shareholder accounts.

          NOW, THEREFORE, the parties agree as follows:

Section 1.  Appointment of the Distributor
            ------------------------------

          The Fund hereby appoints the Distributor as the principal underwriter and distributor of the Class A shares of the Fund to sell Class A shares to the public and the Distributor hereby accepts such appointment and agrees to act hereunder. The Fund hereby agrees during the term of this Agreement to sell Class A shares of the Fund to the Distributor on the terms and conditions set forth below.
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Section 2. Exclusive Nature of Duties
           --------------------------

          The Distributor shall be the exclusive representative of the Fund to act as principal underwriter and distributor of the Fund's Class A shares, except that:

          2.1 The exclusive rights granted to the Distributor to purchase Class A shares from the Fund shall not apply to Class A shares of the Fund issued in connection with the merger or consolidation of any other investment company or personal holding company with the Fund or the acquisition by purchase or otherwise of all (or substantially all) the assets or the outstanding shares of any such company by the Fund.

          2.2 Such exclusive rights shall not apply to Class A shares issued by the Fund pursuant to reinvestment of dividends or capital gains distributions.

          2.3 Such exclusive rights shall not apply to Class A shares issued by the Fund pursuant to the reinstatement privilege afforded redeeming shareholders.

          2.4 Such exclusive rights shall not apply to purchases made through the Fund's transfer and dividend disbursing agent in the manner set forth in the currently effective Prospectus of the Fund. The term "Prospectus" shall mean the Prospectus and Statement of Additional Information included as part of the Fund's Registration Statement, as such Prospectus and Statement of Additional Information may be amended or supplemented from time to time, and the term "Registration Statement" shall mean the Registration Statement filed by the Fund with the Securities and Exchange Commission and effective under the Securities Act of 1933, as amended (Securities Act), and the Investment Company Act, as such Registration Statement is amended from time to time.

Section 3. Purchase of Class A Shares from the Fund
           ----------------------------------------

          3.1 The Distributor shall have the right to buy from the Fund the Class A shares needed, but not more than the Class A shares needed (except for clerical errors in transmission) to fill unconditional orders for Class A shares placed with the Distributor by investors or registered and qualified securities dealers and other financial institutions (selected dealers). The price which the Distributor shall pay for the Class A shares so purchased from the Fund shall be the net asset value, determined as set forth in the Prospectus.

          3.2 The Class A shares are to be resold by the Distributor or selected dealers, as described in Section 6.4 hereof, to investors at the offering price as set forth in the Prospectus.

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         3.3  The Fund shall have the right to suspend the sale of its Class A shares at times when redemption is suspended pursuant to the conditions in
Section 4.3 hereof or at such other times as may be determined by the Board of Directors. The Fund shall also have the right to suspend the sale of its Class A shares if a banking moratorium shall have been declared by federal or New York authorities.

         3.4 The Fund, or any agent of the Fund designated in writing by the Fund, shall be promptly advised of all purchase orders for Class A shares received by the Distributor. Any order may be rejected by the Fund; provided, however, that the Fund will not arbitrarily or without reasonable cause refuse to accept or confirm orders for the purchase of Class A shares. The Fund (or its agent) will confirm orders upon their receipt, will make appropriate book entries and upon receipt by the Fund (or its agent) of payment therefor, will deliver deposit receipts for such Class A shares pursuant to the instructions of the Distributor. Payment shall be made to the Fund in New York Clearing House funds or federal funds. The Distributor agrees to cause such payment and such instructions to be delivered promptly to the Fund (or its agent).

Section 4. Repurchase or Redemption of Class A Shares by the Fund
           ------------------------------------------------------

         4.1 Any of the outstanding Class A shares may be tendered for redemption at any time, and the Fund agrees to repurchase or redeem the Class A shares so tendered in accordance with its Article of Incorporation as amended from time to time, and in accordance with the applicable provisions of the Prospectus. The price to be paid to redeem or repurchase the Class A shares shall be equal to the net asset value determined as set forth in the Prospectus. All payments by the Fund hereunder shall be made in the manner set forth in
Section 4.2 below.

         4.2 The Fund shall pay the total amount of the redemption price as defined in the above paragraph pursuant to the instructions of the Distributor on or before the seventh calendar day subsequent to its having received the notice of redemption in proper form. The proceeds of any redemption of Class A shares shall be paid by the Fund to or for the account of the redeeming shareholder, in each case in accordance with applicable provisions of the Prospectus.

         4.3 Redemption of Class A shares or payment may be suspended at times when the New York Stock Exchange is closed for other than customary weekends and holidays, when trading on said Exchange is restricted, when an emergency exists as a result of which disposal by the Fund of securities owned by it is not reasonably practicable or it is not reasonably practicable for the Fund fairly to determine the value of its net assets, or during any other period when the Securities and Exchange Commission, by order,

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so permits.

Section 5.   Duties of the Fund
             ------------------

           5.1 Subject to the possible suspension of the sale of Class A shares as provided herein, the Fund agrees to sell its Class A shares so long as it has Class A shares available.

           5.2 The Fund shall furnish the Distributor copies of all information, financial statements and other papers which the Distributor may reasonably request for use in connection with the distribution of Class A shares, and this shall include one certified copy, upon request by the Distributor, of all financial statements prepared for the Fund by independent public accountants. The Fund shall make available to the Distributor such number of copies of its Prospectus and annual and interim reports as the Distributor shall reasonably request.

           5.3 The Fund shall take, from time to time, but subject to the necessary approval of the Board of Directors and the shareholders, all necessary action to fix the number of authorized Class A shares and such steps as may be necessary to register the same under the Securities Act, to the end that there will be available for sale such number of Class A shares as the Distributor reasonably may expect to sell. The Fund agrees to file from time to time such amendments, reports and other documents as may be necessary in order that there will be no untrue statement of a material fact in the Registration Statement, or necessary in order that there will be no omission to state a material fact in the Registration Statement which omission would make the statements therein misleading.

           5.4 The Fund shall use its best efforts to qualify and maintain the qualification of any appropriate number of its Class A shares for sale under the securities laws of such states as the Distributor and the Fund may approve; provided that the Fund shall not be required to amend its Articles of Incorporation or By-Laws to comply with the laws of any state, to maintain an office in any state, to change the terms of the offering of its Class A shares in any state from the terms set forth in its Registration Statement, to qualify as a foreign corporation in any state or to consent to service of process in any state other than with respect to claims arising out of the offering of its Class A shares. Any such qualification may be withheld, terminated or withdrawn by the Fund at any time in its discretion. As provided in Section 9.1 hereof, the expense of qualification and maintenance of qualification shall be borne by the Fund. The Distributor shall furnish such information and other material relating to its affairs and activities as may be required by the Fund in connection with such qualifications.

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Section 6. Duties of the Distributor
           -------------------------

           6.1 The Distributor shall devote reasonable time and effort to affect sales of Class A shares of the Fund, but shall not be obligated to sell any specific number of Class A shares. Sales of the Class A shares shall be on the terms described in the Prospectus. The Distributor may enter into like arrangements with other investment companies. The Distributor shall compensate the selected dealers as set forth in the Prospectus.

           6.2 In selling the Class A shares, the Distributor shall use its best efforts in all respects duly to conform with the requirements of all federal and state laws relating to the sale of such securities. Neither the Distributor nor any selected dealer nor any other person is authorized by the Fund to give any information or to make any representations, other than those contained in the Registration Statement or Prospectus and any sales literature approved by appropriate officers of the Fund.

           6.3 The Distributor shall adopt and follow procedures for the confirmation of sales to investors and selected dealers, the collection of amounts payable by investors and selected dealers on such sales and the cancellation of unsettled transactions, as may be necessary to comply with the requirements of the National Association of Securities Dealers, Inc. (NASD).

           6.4 The Distributor shall have the right to enter into selected dealer agreements with registered and qualified securities dealers and other financial institutions of its choice for the sale of Class A shares, provided that the Fund shall approve the forms of such agreements. Within the United States, the Distributor shall offer and sell Class A shares only to such selected dealers as are members in good standing of the NASD. Class A shares sold to selected dealers shall be for resale by such dealers only at the offering price determined as set forth in the Prospectus.

Section 7. Payments to the Distributor
           ---------------------------

           The Distributor shall receive and may retain any portion of any front-end sales charge which is imposed on sales of Class A shares and not reallocated to selected dealers as set forth in the Prospectus, subject to the limitations of Article III, Section 26 of the NASD Rules of Fair Practice. Payment of these amounts to the Distributor is not contingent upon the adoption or continuation of the Plan.

Section 8. Payment of the Distributor under the Plan
           -----------------------------------------

           8.1 The Fund shall pay to the Distributor as compensation for services under the Distribution and Service Plan and this Agreement a fee of .30 of 1% (including an asset-based sales charge of .05 of 1% and a service fee of
 .25 of 1%) per annum

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of the average daily net assets of the Class A shares of the Fund. Amounts payable under the Plan shall be accrued daily and paid monthly or at such other intervals as Directors may determine. Amounts payable under the Plan shall be subject to the limitations of Article III, Section 26 of the NASD Rules of Fair Practice.

          8.2 So long as the Plan or any amendment thereto is in effect, the Distributor shall inform the Board of Directors of the commissions and account servicing fees to be paid by the Distributor to account executives of the Distributor and to broker-dealers and financial institutions which have dealer agreements with the Distributor. So long as the Plan (or any amendment thereto) is in effect, at the request of the Board of Directors or any agent or representative of the Fund, the Distributor shall provide such additional information as may reasonably be requested concerning the activities of the Distributor hereunder and the costs incurred in performing such activities.

          8.3 Expenses of distribution with respect to the Class A shares of the Fund include, among others:

     (a) amounts paid to Prudential Securities for performing services under a selected dealer agreement between Prudential Securities and the Distributor for sale of Class A shares of the Fund, including sales commissions and trailer commissions paid to, or on account of, account executives and indirect and overhead costs associated with distribution activities, including central office and branch expenses;

     (b) amounts paid to Prusec for performing services under a selected dealer agreement between Prusec and the Distributor for sale of Class A shares of the Fund, including sales commissions and trailer commissions paid to, or on account of, agents and indirect and overhead costs associated with distribution activities;

     (c) sales commissions and trailer commissions paid to, or on account of, broker-dealers and financial institutions (other than Prudential Securities and Prusec) which have entered into selected dealer agreements with the Distributor with respect to Class A shares of the Fund.

     (d) amounts paid to, or an account of, account executives of Prudential Securities, Prusec, or of other broker-dealers or financial

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          institutions for personal service and/or the maintenance of shareholder accounts; and

     (e) advertising for the Fund in various forms through any available medium, including the cost of printing and mailing Fund Prospectuses, and periodic financial reports and sales literature to persons other than current shareholders of the Fund.

          Indirect and overhead costs referred to in clauses (a) and (b) of the foregoing sentence include (i) lease expenses, (ii) salaries and benefits of personnel including operations and sales support personnel, (iii) utility expenses, (iv) communications expenses, (v) sales promotion expenses, (vi) expenses of postage, stationery and supplies and (vii) general overhead.

Section 9.  Allocation of Expenses
            ----------------------

          9.1 The Fund shall bear all costs and expenses of the continuous offering of its Class A shares, including fees and disbursements of its counsel and auditors, in connection with the preparation and filing of any required Registration Statements and/or Prospectuses under the Investment Company Act or the Securities Act, and preparing and mailing annual and periodic reports and proxy materials to shareholders (including but not limited to the expense of setting in type any such Registration Statements, Prospectuses, annual or periodic reports or proxy materials). The Fund shall also bear the cost of expenses of qualification of the Class A shares for sale, and, if necessary or advisable in connection therewith, of qualifying the Fund as a broker or dealer, in such states of the United States or other jurisdictions as shall be selected by the Fund and the Distributor pursuant to Section 5.4 hereof and the cost and expense payable to each such state for continuing qualification therein until the Fund decides to discontinue such qualification pursuant to Section 5.4 hereof. As set forth in Section 8 above, the Fund shall also bear the expenses it assumes pursuant to the Plan with respect to Class A shares, so long as the Plan is in effect.

Section 10.  Indemnification
             ---------------

          10.1 The Fund agrees to indemnify, defend and hold the Distributor, its officers and directors and any person who controls the Distributor within the meaning of Section 15 of the Securities Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Distributor, its officers, directors or any such controlling person may incur under the Securities Act, or under common law or otherwise, arising out of or based upon any untrue statement of a

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material fact contained in the Registration Statement or Prospectus or arising out of or based upon any alleged omission to state a material fact required to be stated in either thereof or necessary to make the statements in either thereof not misleading, except insofar as such claims, demands, liabilities or expenses arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information furnished in writing by the Distributor to the Fund for use in the Registration Statement or Prospectus; provided, however, that this indemnity agreement shall not inure to the benefit of any such officer, director or controlling person unless a court of competent jurisdiction shall determine in a final decision on the merits, that the person to be indemnified was not liable by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations under this Agreement (disabling conduct), or, in the absence of such a decision, a reasonable determination, based upon a review of the facts, that the indemnified person was not liable by reason of disabling conduct, by (a) a vote of a majority of a quorum of directors who are neither "interested persons" of the Fund as defined in Section 2(a)(19) of the Investment Company Act nor parties to the proceeding, or (b) an independent legal counsel in a written opinion. The Fund's agreement to indemnify the Distributor, its officers and directors and any such controlling person as aforesaid is expressly conditioned upon the Fund's being promptly notified of any action brought against the Distributor, its officers or directors, or any such controlling person, such notification to be given by letter or telegram addressed to the Fund at its principal business office. The Fund agrees promptly to notify the Distributor of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issue and sale of any Class A shares.

         10.2 The Distributor agrees to indemnify, defend and hold the Fund, its officers and Directors and any person who controls the Fund, if any, within the meaning of Section 15 of the Securities Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending against such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Fund, its officers and Directors or any such controlling person may incur under the Securities Act or under common law or otherwise, but only to the extent that such liability or expense incurred by the Fund, its Directors or officers or such controlling person resulting from such claims or demands shall arise out of or be based upon any alleged untrue statement of a material fact contained in information furnished in writing by the Distributor to the Fund for use in the Registration Statement or Prospectus or shall arise out of or be based upon any alleged omission to state a material fact in connection with such information required to be stated in the Registration Statement or Prospectus or necessary to

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make such information not misleading.  The Distributor's agreement to indemnify the Fund, it officers and Directors and any such controlling person as aforesaid, is expressly conditioned upon the Distributor's being promptly notified of any action brought against the Fund, its officers and Directors or any such controlling person, such notification being given to the Distributor at its principal business office.

Section 11.  Duration and Termination of this Agreement
             ------------------------------------------

           11.1 This Agreement shall become effective as of the date first above written and shall remain if force for two years from the date hereof and thereafter, but only so long as such continuance is specifically approved at least annually by (a) the Board of Directors of the Fund, or by the vote of a majority of the outstanding voting securities of the Class A shares of the Fund, and (b) by the vote of a majority of those Directors who are not parties to this Agreement or interested persons of any such parties and who have no direct or indirect financial interest in this Agreement or in the operation of the Fund's Plan or in any agreement related thereto (Rule 12b-1 Directors), cast in person at a meeting called for the purpose of voting upon such approval.

           11.2 This Agreement may be terminated at any time, without the payment of any penalty, by a majority of the Rule 12b-1 Directors or by vote of a majority of the outstanding voting securities of the Class A shares of the Fund, or by the Distributor, on sixty (60) days' written notice to the other party. This Agreement shall automatically terminate in the event of its assignment.

           11.3 The terms "affiliated person," "assignment," "interested person" and "vote of a majority of the outstanding voting securities", when used in this Agreement, shall have the respective meanings specified in the Investment Company Act.

Section 12.  Amendments to this Agreement
             ----------------------------

           This Agreement may be amended by the parties only if such amendment is specifically approved by (a) the Board of Directors of the Fund, or by the vote of a majority of the outstanding voting securities of the Class A shares of the Fund, and (b) by the vote of a majority of the Rule 12b-1 Directors cast in person at a meeting called for the purpose of voting on such amendment.

Section 13.  Governing Law
             -------------

           The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of New York as at the time in effect and the applicable provisions of the Investment Company Act. To the extent that the applicable law of the State of New York, or any of the provisions herein, conflict

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with the applicable provisions of the Investment Company Act, the latter shall control.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year above written.

                                       Prudential Mutual Fund
                                         Distributors, Inc.

                                       By: /s/ Robert F. Gunia
                                           ------------------------
                                           Robert F. Gunia
                                           Executive Vice President,
                                           Treasurer and Comptroller

                                       Nicholas Applegate Fund, Inc.

                                       By: /s/ Jack C. Marshall
                                           ------------------------
                                           Jack C. Marshall
                                           President

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